UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 10, 2017

Date of report (date of earliest event reported)

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street

Boston MA 02109

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of 5.750% Senior Notes due 2025

On March 10, 2017 (the “Effective Date”), LPL Holdings, Inc. (“LPL Holdings”), a wholly owned subsidiary of LPL Financial Holdings Inc. (the “Company”), completed the issuance and sale of $500 million aggregate principal amount of 5.750% Senior Notes due 2025 (the “Notes”). The Notes were issued pursuant to an Indenture, dated March 10, 2017, among LPL Holdings, U.S. Bank National Association, as trustee, and certain subsidiaries of LPL Holdings as guarantors. The net proceeds from the Notes offering, together with proceeds from the new senior secured Term Loan B and cash from LPL Holdings’ balance sheet, was used to refinance LPL Holdings’ existing senior secured credit facilities, to pay fees and expenses related to the notes offering and the refinancing.

The Notes are unsecured obligations of LPL Holdings, will mature on September 15, 2025 and will bear interest at the rate of 5.750% per year, with interest payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2017. LPL Holdings may redeem all or part of the Notes at any time prior to March 15, 2020 (subject to a customary “equity claw” redemption right) at 100.000% of the principal amount redeemed plus a “make-whole” premium. Thereafter LPL Holdings may redeem all or part of the Notes at annually declining redemption premiums until March 15, 2023, at and after which date the redemption price will be equal to 100.000% of the principal amount redeemed.

The foregoing description of the Notes is qualified in its entirety by reference to the indenture relating thereto, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Senior Secured Credit Facilities

LPL Holdings refinanced its existing senior secured credit facilities on the Effective Date by entering into a fourth amendment agreement (the “Amendment”), which amended and restated the Credit Agreement, dated as of March 29, 2012, among LPL Holdings, the Company, JPMorgan Chase Bank, N.A., as administrative agent (“Administrative Agent”), swing line lender and letter of credit issuer, and the lenders and the other parties party thereto from time to time (as amended by the first amendment and incremental assumption agreement, dated as of May 13, 2013, the second amendment, extension and incremental assumption agreement dated as of October 1, 2014, the consent to amendment agreement dated as of November 21, 2014 and the third amendment, extension and incremental assumption agreement, dated as of November 20, 2015, the “Existing Credit Agreement”) (the senior credit facilities as so amended and restated, the “New Credit Agreement”) and amended the Security Agreement (as defined in the Existing Credit Agreement).

Pursuant to the Amendment, LPL Holdings refinanced all of its outstanding term loans with a new $1,700 million seven year Term Loan B facility and refinanced its existing revolving credit facility with a new five year $500 million revolving credit facility.

Borrowings under the new Term Loan B facility bear interest at a rate per annum of 250 basis points over the Eurodollar Rate (as defined in the New Credit Agreement), and have no leverage or interest coverage maintenance covenants. Borrowings under the new revolving credit facility bear interest at a rate per annum ranging from 150 to 200 basis points over the Eurodollar Rate, depending on the Consolidated Secured Debt to Consolidated EBITDA Ratio (as defined in the New Credit Agreement). The Eurodollar Rate option is the one, two, three or six month LIBOR rate, as selected by LPL Holdings, or, with the approval of the applicable lenders, twelve month LIBOR rate or the LIBOR rate for another period acceptable to the Administrative Agent (including a shorter period). The Eurodollar Rate is subject to an interest rate floor of 0.0%.

The new Term Loan B facility requires scheduled quarterly amortization payments (commencing with the fiscal quarter ending June 30, 2017), each equal to 0.25% of the original principal amount of the loans under the new Term Loan B facility.

The New Credit Agreement requires the same mandatory prepayments as provided under the Existing Credit Agreement, except that the 50% excess cash flow prepayment is subject to a step down to 25% of excess cash flow if total net leverage is less than or equal to 3.50:1.00.

Voluntary prepayments of the new Term Loan B facility in connection with a Repricing Transaction, as defined in the New Credit Agreement, on or prior to six months after the Effective Date will be subject to a call premium of 1.0%. Otherwise, outstanding loans under the new Term Loan B facility may be voluntarily prepaid at any time without premium or penalty.

The new revolving credit facility requires LPL Holdings and its restricted subsidiaries to comply with a maximum Consolidated Total Debt to Consolidated EBITDA Ratio (as defined in the New Credit Agreement) and a minimum Consolidated EBITDA to Consolidated Interest Expense Ratio (as defined in the New Credit Agreement), tested as of the last day of each fiscal quarter. The breach of this covenant is subject to certain equity cure rights.

In addition, the New Credit Agreement contains customary affirmative and negative covenants and events of default.

The foregoing description of the senior secured credit facilities is qualified in its entirety by reference to the amendment agreement relating thereto, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On March 10, 2017, the Company issued a press release announcing the completion of LPL Holdings’ leverage-neutral debt refinancing. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated March 10, 2017, among LPL Holdings, U.S. Bank National Association as trustee and certain subsidiaries of LPL Holdings as guarantors.

10.1	Fourth Amendment Agreement, dated March 10, 2017, among the Company, LPL Holdings, the other credit parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent, and the other parties thereto.

99.1	Press Release dated March 10, 2017 (“LPL Financial Announces Completion of Leverage-Neutral Debt Refinancing “)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Matthew J. Audette
Name:	Matthew J. Audette
Title:	Chief Financial Officer

Dated: March 10, 2017